UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): __February  29, 2012

GREENHOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-156611	26-2903011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 273-2626

Copies to:
Peter Campitiello, Esq.
Tarter Krinsky & Drogin LLP
1350 Broadway
New York, New York 10018
Tel: 212-216-8085
Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to certain Conversion Agreement and Releases with certain creditors, and the conversion of other obligations, up to February 29, 2012, the Registrant authorized the issuance of an aggregate of 17,278,357 shares of its common stock, $0.001 par value per share (“Common Stock”) to lenders, consultants, contractors and vendors for sums advanced and past services rendered to the Registrant.

All of the securities set forth above were issued by the Registrant pursuant to Section 4(2) of the Securities Act of 1933, as amended, or the provisions of Rule 504 of Regulation D promulgated under the Securities Act. All such shares issued contained a restrictive legend and the holders confirmed that they were acquiring the shares for investment and without intent to distribute the shares. All of the purchasers were friends or business associates of the Registrant’s management and all were experienced in making speculative investments, understood the risks associated with investments, and could afford a loss of the entire investment. The Registrant has never utilized an underwriter for an offering of its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENHOUSE HOLDINGS, INC.

Date: March 6, 2012	By:	/s/ John Galt
Name: John Galt
Title: Chief Executive Officer